                                                                   Exhibit 3.5


                          CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           CASTLE TOWER HOLDING CORP.


     Castle Tower Holding Corp., a corporation organized and existing and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of said Corporation by Unanimous Written Consent resolved that the Corporation amend Article FOURTH of its Certificate of Incorporation as on file with the Secretary of State of Delaware to read in its entirety as set forth below:

     FOURTH: The Corporation shall be authorized to issue 17,946,337 shares of capital stock, which shall be divided into 208,313 shares of Class A Common Stock, with a par value of one cent ($.01) per share (the "Class A Stock"), 11,302,796 shares of Class B Common Stock, with a par value of one cent ($.01) per share (the "Class B Stock"), and 6,435,228 shares of Preferred Stock, with a par value of one cent ($.01) per share (the "Preferred Stock").

     The following is a statement of the designations, preferences, voting powers, qualifications, special or relative rights and privileges in respect of the authorized capital stock of the Corporation.

I.   CLASS A COMMON STOCK AND CLASS B COMMON STOCK
     ---------------------------------------------

     1.   General.  Except as specifically set forth herein, the rights of the
          -------
holders of Class A Stock and Class B Stock shall be identical, and the Class A Stock and Class B Stock shall be treated as a single class of Common Stock and shall be referred to herein collectively as the "Common Stock." The voting, dividend and liquidation rights of the holders of the Class A Stock and Class B Stock are subject to and qualified by the rights of the holders of the Preferred Stock.

     2.   Voting.  The holders of the Class B Stock are entitled to one vote for
          ------
each share held at all meetings of stockholders (and written actions in lieu of meetings). The holders of Class A Stock are entitled to such number of votes per share of Class A Stock as shall equal the number of shares of Class B Stock (including fractions of a share) into which each share of Class A Stock is then convertible. There shall be no cumulative voting.

     3.   Dividends.  Dividends may be declared and paid on the Class A Stock
          ---------
and Class B Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock. Any dividend declared by the Board of Directors shall be declared and paid upon the outstanding shares of Class A
Stock and Class B Stock in equal amounts per share (treating each share of Class A Stock as being equal to the number of shares of Class B Stock (including fractions of a share) into which each share of Class A Stock is then convertible) and without preference or priority of either the Class A Stock or the Class B Stock over the other, provided that dividends payable in stock of the Corporation may be declared and paid on the Class A Stock in shares of Class A Stock and on the Class B Stock in shares of Class B Stock. Notwithstanding the above,
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no dividends shall be declared or paid on Class A Stock or Class B Stock without the approval of at least 66.67% of the then outstanding shares of Senior Convertible Preferred Stock held by stockholders of the Corporation which do not hold any Series Preferred or Common Stock (other than upon exercise of Senior Investor Warrants or conversion of Senior Convertible Preferred Stock)
("Required Senior Preferred Holders").

     4.   Liquidation. Dissolution or Winding Up. In the event of any voluntary
          --------------------------------------
or involuntary liquidation, dissolution or winding up on the Corporation, after payment of all preferential amounts required to be paid to the holders of Preferred Stock, the holders of shares of Class A Stock and Class B Stock then outstanding shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. For this purpose, each share of Class A Stock shall be entitled to receive the amount which would be payable to shares of Class B Stock issued on conversion of such Class A Stock if such conversion had occurred immediately prior to such distribution.

     5.   Conversion of Class A Stock.
          ---------------------------

     5A.  Optional Conversion. Each share of Class A Stock shall be convertible,
          -------------------
at the option of the holder, at any time and from time to time, into 1.523148 shares of fully paid and nonassessable shares of Class B Stock ("Class A Conversion Rate").

     5B.  Mandatory Conversion. The Corporation may, at its option, require all
          --------------------
(and not less than all) holders of shares of Class A Stock then outstanding to convert their shares of Class A Stock into shares of Class B Stock, at the then effective Class A Conversion Rate pursuant to Section 5A, simultaneously with the conversion of outstanding shares of Preferred Stock pursuant to Section II.5P. of this Article Fourth. All holders of record of shares of Class A Stock will be given at least 10 days' prior written notice of the date fixed and the place designated for mandatory conversion of all such shares of Class A Stock. Such notice will be sent by first class or registered mail, postage prepaid, to each record holder of Class A Stock at such holder's address last shown on the records of the transfer agent for the Class A Stock (or the records of the Corporation, if it serves as its own transfer agent). On or before the date fixed for conversion, each holder of shares of Class A Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Class B Stock to which such holder is entitled. On the date fixed for conversion, all rights with respect to the Class A Stock so converted, including the rights, if any, to receive notices and vote, will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates thereof, to receive certificates for the number of shares of Class B Stock into which such Class A Stock has been converted. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As promptly as practicable after the date of such mandatory conversion and the surrender of the certificate or certificates for Class A Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Class B Stock issuable on such conversion in accordance with the provisions hereof. All certificates evidencing shares of Class A Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and canceled and the shares of Class A Stock represented thereby converted into Class B Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action as may be necessary to reduce the authorized Class A Stock accordingly.

     5C.  Fractional Shares: Partial Conversion. No fractional shares shall be
          -------------------------------------
issued upon conversion of Class A Stock into Class B Stock. In case the number of shares of Class A Stock represented by the certificate or certificates surrendered pursuant to subparagraph 5A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Class A Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Class B Stock would, except for the provisions of the first sentence of this subparagraph 5D, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Class A Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation without minority, marketability or similar discounts. In the event of a liquidation of the Corporation, the aforesaid conversion rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Class A Stock. In order for a holder of Class A Stock to convert shares of Class A Stock into shares of Class B Stock, such holder shall surrender the certificate or certificates for such shares of Class A Stock, at the office of the transfer agent for the Class A Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of Class A Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Class B Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date ("Class A Stock Conversion Date"). The Corporation shall, as soon as practicable after the Class A Stock Conversion Date, issue and deliver at such office to such holder of Class A Stock, or to his or its nominees, a certificate or certificates for the number of shares of Class B Stock to which such holder shall be entitled. The Corporation shall at all times when the Class A Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Class A Stock, such number of its duly authorized shares of Class B Stock as shall from time to time be sufficient to effect the conversion of all outstanding Class A Stock. All shares of Class A Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Class A Stock Conversion Date, except only the right of the holders thereof to receive shares of Class B Stock in exchange therefor. Any shares of Class A Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Class A Stock accordingly.

     5D.   Subdivision or Combination of Class B Stock.  In case the Corporation
           -------------------------------------------
shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Class B Stock into a greater number of shares, the Class A Conversion Rate pursuant to Section 5A shall be proportionately increased, and, conversely, in case the outstanding shares of Class B Stock shall be combined into a smaller number of shares, the conversion rate shall be proportionately reduced.

     5E.  Reorganization or Reclassification.  If any capital reorganization or
          ----------------------------------
reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Class B Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Class B Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Class A Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Class B Stock immediately theretofore receivable upon the conversion of such share or shares of Class A Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Class B Stock equal to the number of shares of such Class B Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Class A Conversion Rate) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

     5F.  Notice of Adjustment. Upon any adjustment of the Class A Conversion
          --------------------
Rate, then and in each such case the Corporation shall give written notice thereof, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of shares of Class A Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the conversion rate resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

     5G.  Other Notices.  In case at any time:
          -------------

     (1) the Corporation shall declare any dividend upon its Class B Stock payable in cash or stock or make any other distribution to the holders of its Class B Stock;

     (2) the Corporation shall offer for subscription pro rata to the holders of its Class B Stock any additional shares of stock of any class or other rights;

     (3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into another entity or entities, or a sale, lease, abandonment, transfer or other disposition of all or substantially all its assets; or

     (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation; then, in any one or more of said cases, the Corporation shall give, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of any shares of Class A Stock at the address of such holder as shown on the books of the Corporation, (a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Class B Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Class B Stock shall be entitled to exchange their Class B Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, as the case may be.

     5H.  Stock to be Reserved.  The Corporation will at all times reserve and
          --------------------
keep available out of its authorized Class B Stock, solely for the purpose of issuance upon the conversion of Class A Stock as herein provided, such number of shares of Class B Stock as shall then be issuable upon the conversion of all outstanding shares of Class A Stock. The Corporation covenants that all shares of Class B Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Corporation will take all such action as may be necessary to assure that all such shares of Class B Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Class B Stock may be listed. The Corporation will not take any action which results in any adjustment of the Class A Conversion Rate if the total number of shares of Class B Stock issued and issuable after such action upon conversion of the Class A Stock would exceed the total number of shares of Class B Stock then authorized by the Certificate of Incorporation.

     5I.  No Reissuance of Class A Stock. Shares of Class A Stock which are
          ------------------------------
converted into shares of Class B Stock as provided herein shall not be reissued.

II.  PREFERRED STOCK
     ---------------

     1.   Designation. There shall be a series of Preferred Stock designated and
          -----------
known as "Series A Convertible Preferred Stock" consisting of 1,383,333 shares; a series of Preferred Stock designated and known as "Series B Convertible Preferred Stock" consisting of 864,568 shares; a series of Preferred Stock designated and known as "Series C Convertible Preferred Stock" consisting of 3,529,832 shares; and a series of Preferred Stock designated and known as "Senior Convertible Preferred Stock" consisting of 657,495 shares.

     2.   Voting.
          ------

     2A.  General. Except as may be otherwise provided in these terms of the
          -------
Preferred Stock or by law, the Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation. Each share of Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Class B Stock (including fractions of a share) into which each share of Preferred Stock is then convertible.

     2B.  Board Size. The Corporation shall not, without the written consent or
          ----------
affirmative vote of the holders of at least two-thirds of the then outstanding shares of Preferred Stock (calculated on an "as converted" basis) voting together, consenting or voting (as the case may be) separately from all other classes or series of capital stock, increase the maximum number of directors constituting the Board of Directors to a number in excess of eleven (11).

     2C.  Board Seats. The holders of the Preferred Stock voting together,
          -----------
separately from all other classes and series of capital stock of the Corporation shall be entitled to elect five (5) directors of the Corporation. The holders of the Class A Stock voting as a separate class, shall be entitled to elect one (1) director of the Corporation. The holders of the Preferred Stock and both classes of Common Stock, voting together as a single class, shall be entitled to elect five (5) directors of the Corporation (with each share of Preferred Stock entitled to that number of votes per share on each such action as shall equal the number of shares of Class B Stock (including fractions of a share) into which each share of Preferred Stock is then convertible). At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of a majority (calculated on an "as converted" basis) of the shares of Preferred Stock then outstanding shall constitute a quorum of the Preferred Stock for the election of directors to be elected solely by the holders of the Preferred Stock or jointly by the holders of the Preferred Stock and the Common Stock. A vacancy in any directorship elected by the holders of the Preferred Stock shall be filled only by vote or written consent of the holders of the Preferred Stock, a vacancy in any directorship elected by the holders of the Class A Stock shall be filled only by vote or written consent of the holders of the Class A Stock and a vacancy in any directorship elected jointly by the holders of the Preferred Stock and the Common Stock shall be filled only by vote or written consent of the holders of Preferred Stock and the Common Stock as provided above.

     3.   Dividends.
          ---------

     3A.  Senior Dividends.  The holders of the Shares of Senior Convertible
          ----------------
Preferred Stock shall be entitled to receive, out of funds legally available therefore, and the Company shall be entitled to declare and pay annual cash dividends at a compounded rate of 12.5% per share per annum (computed on the basis of 30-day months and a 360-day year) from the date of original issue of such shares based upon (i) $100.00 per share (subject to adjustment for stock splits, stock dividends, reorganizations, reclassification or other similar events) and (ii) accrued unpaid cumulative dividends. Such annual cash dividends shall be payable annually, when and if declared, on the anniversary date of issuance, each such date being referred to herein as a "Dividend Payment Date", commencing with the applicable anniversary date in 1998, to the holders of record of shares of the Senior Convertible Preferred Stock as they appear on the stock register of the Corporation on the applicable record date, not more than 30 days nor less than 15 days preceding the applicable Dividend Payment Date. Any dividends accrued in respect of any Dividend Period (as defined below) which are not paid in full in cash within 5 days after the applicable Dividend Payment Date shall continue to accumulate and compound until payment, which payment shall be effected only by the issuance of that number of additional shares of Senior Convertible Preferred Stock which is equal to the aggregate dividend arrearage in respect of such Dividend Period divided by $100 (subject to adjustment for stock splits, stock dividends, reorganizations, reclassifications or other similar events). "Dividend Period" means each 12-month period commencing on the first day after the date of issuance in each year and ending on and including the applicable Dividend Payment Date. The amount of dividends payable for any period shorter or longer than a full 12 month Dividend Period shall be computed on the basis of 30-day months and a 360-day year. The dividends accrued on the Senior Convertible Preferred Stock shall be cumulative until paid, and shall accrue on a daily basis whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. The holders of the Senior Convertible Preferred Stock shall not be entitled to any dividends other than the dividends provided in this paragraph 3A of this Section III. If any such accrued cumulative dividends on the Senior Convertible Preferred Stock for any annual dividend period are not declared and paid in cash, the deficiency shall first be paid in full before any dividend or other distribution is paid or declared with respect to the Company's capital stock (other than Senior Convertible Preferred Stock) now or hereinafter outstanding.

     3B.  Series Convertible Preferred Stock.  The holders of the Series A
          ----------------------------------
Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Stock ("Series Convertible Preferred Stock") shall be entitled to receive, out of funds legally available therefore and subject to the senior rights of holders of Senior Convertible Preferred Stock, and the Company shall declare and pay dividends on the Series Convertible Preferred Stock at the same rate as dividends (other than dividends payable in additional shares of Common Stock) are declared and paid with respect to the Common Stock (treating each share of Series Convertible Preferred Stock as being equal to the number of shares of Common Stock (including fractions of a share) into which each share of Series Convertible Preferred Stock is then convertible). Notwithstanding the above, no dividends shall be declared or paid on Series Convertible Preferred Stock without the approval of the Required Senior Preferred Holders.

     3C.  Senior Preferred to be Reserved. The Corporation will at all times
          -------------------------------
reserve and keep available out of its authorized Senior Convertible Preferred Stock, solely for the purpose of issuance as dividends as provided in paragraph 3A of this Section III, such number of shares of Senior Convertible Preferred Stock as shall then be issuable upon the distribution of such dividends. The Corporation covenants that all shares of Senior Convertible Preferred Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Corporation will take all such action as may be necessary to assure that all such shares of Senior Convertible Preferred Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Senior Convertible Preferred Stock may be listed.

     4.   Liquidation. Upon any liquidation, dissolution or winding up of the
          -----------
Corporation, whether voluntary or involuntary, before any distribution or payment is made with respect to the Common Stock or any other series of capital stock, holders of each share of Preferred Stock shall be entitled to be paid as follows: (A) to the holders of Series A Convertible Preferred Stock, an amount equal to the greater of (i) $6.00 per share (subject to adjustment for stock splits, stock dividends, reorganizations, reclassification or other similar events) plus, in the case of each share, an amount equal to all dividends declared but unpaid thereon, computed to the date payment thereof is made available, or (ii) such amount per share as would have been payable had each such share been converted to Common Stock pursuant to paragraph 5 of this
Section II immediately prior to such liquidation, dissolution or winding up, and the holders of Series A Convertible Preferred Stock shall not be entitled to any further payment, such amount payable with respect to one share of Series A Convertible Preferred Stock being sometimes referred to as the "Series A Liquidation Payment" and with respect to all shares of Series A Convertible Preferred Stock being sometimes referred to as the "Series A Liquidation Payments"; (B) to the holders of Series B Convertible Preferred Stock, an amount equal to the greater of (i) $12.00 per share (subject to adjustment for stock splits, stock dividends, reorganizations, reclassification or other similar events) plus, in the case of each share, an amount equal to all dividends declared but unpaid thereon, computed to the date payment thereof is made available, or (ii) such amount per share as would have been payable had each such share been converted to Common Stock pursuant to paragraph 5 of this
Section II immediately prior to such liquidation, dissolution or winding up, and the holders of Series B Convertible Preferred Stock shall not be entitled to any further payment, such amount payable with respect to one share of Series B Convertible Preferred Stock being sometimes referred to as the "Series B Liquidation Payment" and with respect to all shares of Series B Convertible Preferred Stock being sometimes referred to as the "Series B Liquidation Payments"; (C) to the holders of Series C Convertible Preferred Stock, an amount equal to the greater of (i) $21.00 per share (subject to adjustment for stock splits, stock dividends, reorganizations, reclassification or other similar events) plus, in the case of each share, an amount equal to all dividends declared but unpaid thereon, computed to the date payment thereof is made available, or (ii) such amount per share as would have been payable had each such share been converted to Common Stock pursuant to paragraph 5 of this
Section II immediately prior to such liquidation, dissolution or winding up, and the holders of Series C Convertible Preferred Stock shall not be entitled to any further payment, such amount payable with respect to one share of Series C Convertible Preferred Stock being sometimes referred to as the "Series C Liquidation Payment" and with respect to all shares of Series C Convertible Preferred Stock being sometimes referred to as the "Series C Liquidation Payments"; and (D) to the holders of Senior Convertible Preferred Stock, an amount equal to the greater of (i) $100.00 per share (subject to adjustment for stock splits, stock dividends, reorganizations, reclassification or other similar events) plus, in the case of each share, accrued unpaid cumulative dividends thereon and such additional incremental amount (taking into account all dividends and other distributions relating to Senior Convertible Preferred Stock) sufficient to produce an annualized cumulative internal rate of return of 18% based upon $100.00 per share (subject to adjustment for stock splits, stock dividends, reorganization, reclassification or other similar events) and computed to the date payment thereof is made available, or (ii) such amount per share as would have been payable had each such share been converted to Common Stock pursuant to paragraph 5 of this Section II immediately prior to such liquidation, dissolution or winding up, and the holders of Senior Convertible Preferred Stock shall not be entitled to any further payment, such amount payable with respect to one share of Senior Convertible Preferred Stock being sometimes referred to as the "Senior Liquidation Payment" and with respect to all shares of Senior Convertible Preferred Stock being sometimes referred to as the "Senior Liquidation Payments." The Series A Liquidation Payments, Series B Liquidation Payments, Series C Liquidation Payments and Senior Liquidation Payments being sometimes generally referred to as the "Liquidation Payments". The Senior Convertible Preferred Stock shall be senior in right of payment over the Series Convertible Preferred Stock and the holders of Senior Convertible Preferred Stock shall be paid all Senior Liquidation Payments prior to the payment of any Series A Liquidation Payments, Series B Liquidation Payments or Series C Liquidation Payments. The Series B Convertible Preferred Stock and Series C Convertible Preferred Stock shall be in parity in right of payment pursuant to this paragraph 4 and shall be senior in right of payment over the Series A Convertible Preferred Stock and the holders of Series B Convertible Preferred Stock and Series C Convertible Preferred Stock shall be paid, respectively, all Series B Liquidation Payments and Series C Liquidation Payments prior to the payment of any Series A Liquidation Payments. If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Senior Convertible Preferred Stock shall be insufficient to permit payment to the holders of Senior Convertible Preferred Stock of the amount distributable as aforesaid, then the entire assets of the Corporation available to be so distributed, if any, shall be distributed ratably among the holders of Senior Convertible Preferred Stock. If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series B Convertible Preferred Stock and Series C Convertible Preferred Stock shall be insufficient to permit payment to the holders of Series B Convertible Preferred Stock and Series C Convertible Preferred Stock of the amount distributable as aforesaid, then the entire assets of the Corporation to be so distributed shall be distributed among the holders of the Series B Convertible Preferred Stock and Series C Convertible Preferred Stock in proportion to the full undistributed preferential Liquidation Payment that each holder of Series B Convertible Preferred Stock and Series C Convertible Preferred Stock would otherwise be entitled to receive in the manner and priority of distribution set forth above. If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series A Convertible Preferred Stock shall be insufficient to permit payment to the holders of Series A Convertible Preferred Stock of the amount distributable as aforesaid, then the entire assets of the Corporation available to be so distributed, if any, shall be distributed ratably among the holders of Series A Convertible Preferred Stock. Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of Preferred Stock shall have been paid in full the entire Liquidation Payments to which they shall be entitled, the remaining net assets of the Corporation may be distributed to the holders of stock ranking on liquidation junior to the Preferred Stock. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Liquidation Payments and the place where said Liquidation Payments shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, not less than 20 days prior to the payment date stated therein, to the holders of record of Preferred Stock entitled to such Liquidation Payments, such notice to be addressed to each such holder at its address as shown by the records of the Corporation. The consolidation or merger of the Corporation into or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof (other than a merger to reincorporate the Corporation in a different jurisdiction or a merger, reorganization or consolidation in which the Corporation is the surviving entity and does not involve the transfer of more than 50% of the voting power of the Corporation), and the sale, lease, abandonment, transfer or other disposition by the Corporation of all or substantially all its assets, shall be deemed to be a liquidation, dissolution or winding of the Corporation within the meaning of the provisions of this paragraph 4.

     5.   Conversion.  The holders of shares of Preferred Stock shall have the
          ----------
following conversion rights:

     5A.  Optional Conversion.  Subject to the terms and conditions of this
          -------------------
paragraph 5, the holder of any share or shares of Preferred Stock shall have the right, at its option at any time, to convert any such shares of Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Preferred Stock) into such number of fully paid and nonassessable shares of Class B Stock as is obtained by (A) in the case of Series A Convertible Preferred Stock (i) multiplying the number of shares of Series A Convertible Preferred Stock so to be converted by $6.00 and (ii) dividing the result by the conversion price of $6.00 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 5, then by the conversion price as last adjusted and in effect at the date any share or shares of Series A Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the " Series A Conversion Price"),
(B) in the case of the Series B Convertible Preferred Stock (i) multiplying the number of shares of Series B Convertible Preferred Stock so to be converted by $12.00 and (ii) dividing the result by the conversion price of $12.00 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 5, then by the conversion price as last adjusted and in effect at the date any share or shares of Series B Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Series B Conversion Price"), (C) in the case of the Series C Convertible Preferred Stock (i) multiplying the number of shares of Series C Convertible Preferred Stock so to be converted by $21.00 and (ii) dividing the result by the conversion price of $21.00 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 5, then by the conversion price as last adjusted and in effect at the date any share or shares of Series C Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Series C Conversion Price"; and (D) in the case of the Senior Convertible Preferred Stock (i) multiplying the number of shares of Senior Convertible Preferred Stock so to be converted by $100.00 plus, in the case of each share, an amount equal to all accrued unpaid cumulative dividends computed to the conversion date and (ii) dividing the result by the conversion price of $37.54 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 5, then by the conversion price as last adjusted and in effect at the date any share or shares of Senior Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Senior Conversion Price." The Series A Conversion Price, Series B Conversion Price, Series C Conversion Price and Senior Conversion Price being generally referred to as the "Conversion Price"). Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Preferred Stock into Class B Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other of office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Class B Stock shall be issued.

     5B.  Issuance of Certificates: Time Conversion Effected.  Promptly after
          --------------------------------------------------
the receipt of the written notice referred to in subparagraph 5A and surrender of the certificate or certificates for the share or shares of Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Class B Stock issuable upon the conversion of such share or shares of Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Class B Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

     5C.  Fractional Shares: Dividends: Partial Conversion.  No fractional
          ------------------------------------------------
shares shall be issued upon conversion of Preferred Stock into Class B Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Class B Stock issued upon such conversion. At the time of each conversion, the Corporation shall pay in cash an amount equal to all dividends, declared but unpaid on the shares of Series Convertible Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph 5B. In case the number of shares of Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 5A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Class B Stock would, except for the provisions of the first sentence of this subparagraph 5C, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.

     5D.  Adjustment of Senior Conversion Price, Series A Conversion Price and
          --------------------------------------------------------------------
Series C Conversion Price Upon Issuance of Common Stock.  Except as provided in
-------------------------------------------------------
subparagraph 5E, if and whenever the Corporation shall hereafter issue or sell, or is, in accordance with subparagraphs 5D(1) through 5D(6), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Senior Conversion Price (Series C Conversion Price as to an adjustment to the Series C Conversion Price or Series A Conversion Price as to an adjustment to the Series A Conversion Price pursuant to this Section 5D) in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Senior Conversion Price (Series C Conversion Price or Series A Conversion Price, if applicable) shall be reduced to the price determined by dividing (i) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale (determined on a fully diluted basis after giving effect to the conversion of all Preferred Stock and to the exercise of all options and warrants which are then exercisable) multiplied by the then existing Senior Conversion Price (Series C Conversion Price or Series A Conversion Price, if applicable) and (b) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale (determined on a fully diluted basis after giving effect to the conversion of all Preferred Stock and to the exercise of all options and warrants which are then exercisable) .

     For purposes of this subparagraph 5D, the following subparagraphs 5D(1) to 5D(6) shall also be applicable:

     5D(1)   Issuance of Rights or Options.  In case at any time hereafter the
             -----------------------------
Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Senior Conversion Price, Series A Conversion Price or Series C Conversion Price, as applicable, in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph 5D(3), no adjustment of the Senior Conversion Price, Series A Conversion Price or Series C Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

     5D(2)   Issuance of Convertible Securities.  In case the Corporation shall
             ----------------------------------
hereafter in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Senior Conversion Price, Series A Conversion Price or Series C Conversion Price, as applicable, in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subparagraph 5D(3), no adjustment of the Senior Conversion Price, Series A Conversion Price or Series C Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Senior Conversion Price, Series A Conversion Price or Series C Conversion Price have been or are to be made pursuant to other provisions of this subparagraph 5D, no further adjustment of the Senior Conversion Price, Series A Conversion Price or Series C Conversion Price, as applicable, shall be made by reason of such issue or sale.

     5D(3)   Change in Option Price or Conversion Rate.  Upon the happening of
             -----------------------------------------
any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph 5D(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 5D(1) or 5D(2) or the rate at which Convertible Securities referred to in subparagraph 5D(1) or 5D(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Senior Conversion Price, Series A Conversion Price and Series C Conversion Price, as applicable, in effect at the time of such event shall forthwith be readjusted to the Senior Conversion Price, Series A Conversion Price or Series C Conversion Price, as applicable, which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Senior Conversion Price, Series A Conversion Price or Series C Conversion Price, as applicable, then in effect hereunder is thereby reduced; and on the termination of any such Option or any such right to convert or exchange such Convertible Securities, the Senior Conversion Price, Series A Conversion Price and Series C Conversion Price, as applicable, then in effect hereunder shall forthwith be increased to the Senior Conversion Price, Series A Conversion Price or Series C Conversion Price, as applicable, which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

     5D(4)   Consideration for Stock.  In case any shares of Common Stock,
             -----------------------
Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

     5D(5)   Record Date.  In case the Corporation shall take a record of the
             -----------
holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

     5D(6)   Treasury Shares.  The number of shares of Common Stock outstanding
             ---------------
at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this subparagraph 5D.

     5E.  Certain Issues of Common Stock Excepted.  Anything herein to the
          ---------------------------------------
contrary notwithstanding, the Corporation shall not be required to make any adjustment of (1) the Senior Conversion Price issued upon a registered public offering of Common Stock (except as set forth in paragraph 5H below) or (2) the Senior Conversion Price, Series A Conversion Price or Series C Conversion Price in the case of the issuance from and after the date of filing hereof of shares of Class B Stock issued (a) upon the conversion of (i) shares of Preferred Stock or (ii) shares of Class A Stock, (b) pursuant to the exercise of any warrants for up to 262,998 shares of Class B Stock granted or issued in conjunction with the issuance of Senior Convertible Preferred Stock, or (c) pursuant to the grant or exercise of options under the 1995 Stock Option Plan of the Company or any other employee/director stock option plan approved by the Board of Directors of the Company and the holders of Preferred Stock pursuant to Section 7 hereof.

     5F.  Subdivision or Combination of Common Stock.  In case the Corporation
          ------------------------------------------
shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

     5G.  Reorganization or Reclassification.  If any capital reorganization or
          ----------------------------------
reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Class B Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Class B Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Class B Stock immediately theretofore receivable upon the conversion of such share or shares of Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Class B Stock equal to the number of shares of such Class B Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

     5H.  Public Offering.  Notwithstanding the above, if the Senior Convertible
          ---------------
Preferred Stock is converted to Class B Stock upon and subject to consummation of the initial registered public offering of the Class B Stock and 85% of the price per share of the Class B Common Stock to the public pursuant to the initial registered public offering is less than the Senior Conversion Price immediately prior to such offering, then the Senior Conversion Price as to the Senior Convertible Preferred Stock converted upon the initial registered public offering shall be 85% of the price per share to the public of the Class B Stock included in such offering.

     5I.  Notice of Adjustment.  Upon any adjustment of the Conversion Price of
          --------------------
a series of Preferred Stock, then and in each such case the Corporation shall give written notice thereof, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of shares of Preferred Stock affected by such adjustment at the address of such holder as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

     5J.  Other Notices.  In case at any time:
          -------------

     (1) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

     (2) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

     (3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into another entity or entities, or a sale, lease, abandonment, transfer or other disposition of all or substantially all its assets; or

     (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of any shares of Preferred Stock at the address of such holder as shown on the books of the Corporation, (a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, as the case may be.

     5K.  Stock to be Reserved. The Corporation will at all times reserve and
          --------------------
keep available out of its authorized Class B Stock, solely for the purpose of issuance upon the conversion of Preferred Stock as herein provided, such number of shares of Class B Stock as shall then be issuable upon the conversion of all outstanding shares of Preferred Stock and Class A Stock. The Corporation covenants that all shares of Class B Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Class B Stock is at all times equal to or less than the lowest Conversion Price in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Class B Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Class B Stock may be listed. The Corporation will not take any action which results in any adjustment of any Conversion Price if the total number of shares of Class B Stock issued and issuable after such action upon conversion of all outstanding shares of Preferred Stock and Class A Stock would exceed the total number of shares of Class B Stock then authorized by the Certificate of Incorporation.

     5L.  No Reissuance of Preferred Stock. Shares of Preferred Stock which are
          --------------------------------
converted into shares of Class B Stock as provided herein shall not be reissued.

     5M.  Issue Tax. The issuance of certificates for shares of Class B Stock
          ---------
upon conversion of Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Preferred Stock which is being converted.

     5N.  Closing of Books. The Corporation will at no time close its transfer
          ----------------
books against the transfer of any Preferred Stock or of any shares of Class B Stock issued or issuable upon the conversion of any shares of Preferred Stock in any manner which interferes with the timely conversion of such Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

     5O.  Definition of Common Stock. As used in this paragraph 5 and Section 7,
          --------------------------
the term "Common Stock" shall mean and include the Corporation's authorized Class A Common Stock, par value $.01 per share, and the Corporation's authorized Class B Common Stock, par value $.01 per share, as constituted on the date of filing of these terms of the Preferred Stock, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Class B Stock receivable upon conversion of shares of Preferred Stock shall include only shares designated as Class B Stock of the Corporation on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraph 5G of this
Section II.

     5P.  Mandatory Conversion. If at any time the Corporation shall effect a
          --------------------
firm commitment underwritten public offering of shares of Common Stock in which
(i) the aggregate net proceeds to the Corporation after deducting underwriters commissions and discounts shall be at least $30,000,000 and (ii) the price paid by the public for such shares shall be at least $100 per share (appropriately adjusted to reflect the occurrence of any event described in subparagraph 5F), then effective upon the closing of the sale of such shares by the Corporation pursuant to such public offering, all outstanding shares of Preferred Stock shall automatically convert to shares of Class B Stock on the basis set forth in this paragraph 5. Holders of shares of Preferred Stock so converted may deliver to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of whole shares of Class B Stock to which such holder is entitled, together with any cash dividends and payment in lieu of fractional shares to which such holder may be entitled pursuant to subparagraph 5C. Until such time as a holder of shares of Preferred Stock shall surrender his or its certificates therefor as provided above, such certificates shall be deemed to represent the shares of Class B Stock to which such holder shall be entitled upon the surrender thereof. No provision contained in this subparagraph 5P may be amended, modified or waived without the written consent or affirmative vote of the Required Senior Preferred Holders.

     6.   Redemption.
          ----------

     6A.  Mandatory Redemption.  On or after the earlier of 91 days after the
          --------------------
tenth anniversary date of the closing of the Corporation's high yield debt offering of Senior Discount Notes issued pursuant to an SEC Form S-1 Registration Statement ("Discount Notes Closing") or May 15, 2008, the Corporation shall redeem from each holder of shares of Preferred Stock, at such holder's option, all of the shares of Preferred Stock held by such holder on the applicable Senior Redemption Date, Series A Redemption Date, Series B Redemption Date or Series C Redemption Date (each as defined below).

     6B.  Redemption Price and Payment. The Series A Convertible Preferred Stock
          ----------------------------
to be redeemed on the Series A Redemption Date shall be redeemed by paying for each share in cash an amount equal to $6.00 per share (subject to adjustment for stock splits, stock dividends, reorganizations, reclassification or other similar events) plus, in the case of each share, an amount equal to all dividends declared but unpaid thereon, computed to the Series A Redemption Date, such amount being referred to as the "Series A Redemption Price". Such payment shall be made in full on the Series A Redemption Date to the holders entitled thereto. The Series B Convertible Preferred Stock to be redeemed on the Series B Redemption Date shall be redeemed by paying for each share in cash an amount equal to $12.00 per share (subject to adjustment for stock splits, stock dividends, reorganizations, reclassification or other similar events) plus, in the case of each share, an amount equal to all dividends declared but unpaid thereon, computed to the Series B Redemption Date, such amount being referred to as the "Series B Redemption Price". Such payment shall be made in full on the Series B Redemption Date to the holders entitled thereto. The Series C Convertible Preferred Stock to be redeemed on the Series C Redemption Date shall be redeemed by paying for each share in cash an amount equal to $21.00 per share (subject to adjustment for stock splits, stock dividends, reorganizations, reclassification or other similar events) plus, in the case of each share, an amount equal to all dividends declared but unpaid thereon, computed to the Series C Redemption Date, such amount being referred to as the "Series C Redemption Price". Such payment shall be made in full on the Series C Redemption Date to the holders entitled thereto. The Senior Convertible Preferred Stock to be redeemed on the Senior Redemption Date shall be redeemed by paying for each share in cash an amount equal to $100.00 per share (subject to adjustment for stock splits, stock dividends, reorganizations, reclassification or other similar events) plus, in the case of each share, an amount equal to all accrued unpaid cumulative dividends thereon, computed to the Senior Redemption Date, such amount being referred to as the "Senior Redemption Price". Such payment shall be made in full on the Senior Redemption Date to the holders entitled thereto.

     6C.  Redemption Mechanics. Any holder of Preferred Stock desiring to
          --------------------
exercise its option under Paragraph 6A shall provide written notice (such notice being referred to as the "Senior Redemption Notice", "Series A Redemption Notice", "Series B Redemption Notice" or "Series C Redemption Notice" as applicable, and generally as a "Redemption Notice") to the

Corporation indicating (a) the number and designation of shares of Preferred Stock held by such holder and (b) the date on which such redemption shall take place (the "Senior Redemption Date", "Series A Redemption Date", "Series B Redemption Date") or "Series C Redemption Date", as applicable), which date shall not be less than 45 days from the date the applicable Redemption Notice is delivered to the Corporation by delivery in person, certified or registered mail, return receipt requested, telecopier or telex. Within five (5) days of receipt of any Redemption Notice, the Corporation shall send written notice to all other holders of record of shares of Senior Convertible Preferred Stock, Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, or Series C Convertible Preferred Stock, as applicable, of the receipt (and the contents) of such Redemption Notice. Any such holder may, by delivery of a Redemption Notice within thirty (30) days of receipt of such notice from the Corporation, elect to have all of its shares of Senior Convertible Preferred Stock, Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock, as applicable, redeemed on the date indicated in the Senior Redemption Notice, Series A Redemption Notice, Series B Redemption Notice or Series C Redemption Notice previously received by the Corporation. The Senior Redemption Price, Series A Redemption Price, Series B Redemption Price or Series C Redemption Price, as applicable, shall be payable to each holder at its or his address as shown by the records of the Corporation. From and after the close of business on the applicable Redemption Date, unless there shall have been a default in the payment of the Senior Redemption Price, Series A Redemption Price, Series B Redemption Price or Series C Redemption Price, as applicable, all rights of holders of shares of Preferred Stock requesting redemption (except the right to receive the Senior Redemption Price, Series A Redemption Price, Series B Redemption Price or Series C Redemption Price, as applicable) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Senior Convertible Preferred Stock on any Senior Redemption Date are insufficient to redeem the total number of outstanding shares of Senior Convertible Preferred Stock, the holders of shares of Senior Convertible Preferred Stock for which the Corporation has received a Senior Redemption Notice shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable with respect to the full number of shares owned by them if all such outstanding shares were redeemed in full. The shares of Senior Convertible Preferred Stock not redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Senior Convertible Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above. If the funds of the Corporation legally available for redemption of shares of Series B Convertible Preferred Stock on any Series B Redemption Date and Series C Convertible Preferred Stock on any Series C Redemption Date are insufficient to redeem the total number of outstanding shares of Series B Convertible Preferred Stock and Series C Convertible Preferred Stock on such dates, the holders of shares of Series B Convertible Preferred Stock for which the Corporation has received a Series B Redemption Notice and Series C Convertible Preferred Stock for which the Corporation has received a Series C Redemption Notice shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable with respect to the full number of shares owned by them if all such outstanding shares were redeemed in full. The shares of Series B Convertible Preferred Stock and Series C Convertible Preferred Stock not redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above. If the funds of the Corporation legally available for redemption of shares of Series A Convertible Preferred Stock on any Series A Redemption Date are insufficient to redeem the total number of outstanding shares of Series A Convertible Preferred Stock, the holders of shares of Series A Convertible Preferred Stock for which the Corporation has received a Series A Redemption Notice shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable with respect to the full number of shares owned by them if all such outstanding shares were redeemed in full. The shares of Series A Convertible Preferred Stock not redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Series A Convertible Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above.

     6D.  Redeemed or Otherwise Acquired Shares to be Retired. Any shares of
          ---------------------------------------------------
Preferred Stock redeemed pursuant to this paragraph 6 or otherwise acquired by the Corporation in any manner whatsoever shall be canceled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Preferred Stock.

     6E.  Priority of Redemption.  The Senior Convertible Preferred Stock have
          ----------------------
priority over the Series Convertible Preferred Stock with respect to the rights of redemption set forth in this paragraph 6. In the event the Corporation has insufficient funds to redeem all of the Senior Convertible Preferred Stock at the then applicable Senior Redemption Price, the Corporation shall not be permitted to redeem, and the holders of Series Convertible Preferred Stock shall not be entitled to demand redemption of, any shares of Series Convertible Preferred Stock until such time as the Corporation has redeemed all of the issued and outstanding Senior Convertible Preferred Stock as provided for herein. The Series B Convertible Preferred Stock and Series C Convertible Preferred Stock have priority over the Series A Convertible Preferred Stock with respect to the rights of redemption set forth in this paragraph 6. In the event the Corporation has insufficient funds to redeem all of the Series B Convertible Preferred Stock at the then applicable Series B Redemption Price and all of the Series C Convertible Preferred Stock at the then applicable Series C Redemption Price, the Corporation shall not be permitted to redeem, and the holders of Series A Convertible Preferred Stock shall not be entitled to demand redemption of, any shares of Series A Convertible Preferred Stock until such time as the Corporation has redeemed all of the issued and outstanding Series B Convertible Preferred Stock and Series C Convertible Preferred Stock as provided for herein.

     6F.  Surrender of Certificates.  Each holder of shares of Preferred Stock
          -------------------------
to be redeemed shall surrender the certificate(s) representing such shares to the Corporation at the principal offices of the Corporation or such other place as the Corporation may designate in writing on the applicable Redemption Date and upon the payment of the full Redemption Price for such shares as set forth in this Section 6 to the order of the person whose name appears on such certificate(s), each surrendered certificate shall be canceled and retired. In the event some but not all of the shares of Preferred Stock represented by a certificate(s) surrendered by a holder are being redeemed, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Preferred Stock which were not redeemed.

     6G.  Senior Preferred Call.  At the option of the Corporation, the
          ---------------------
Corporation may redeem on or before August 31, 1998, 50% (but not less than 50%) of the outstanding Senior Convertible Preferred Stock at a price equal to $100.00 per share (subject to adjustment for stock splits, stock dividends, reorganizations, reclassifications or similar events) plus, in the case of each share, accrued unpaid cumulative dividends thereon and such additional incremental amount (taking into account all dividends and other distributions relating to Senior Convertible Preferred Stock) sufficient to produce an annualized cumulative internal rate of return of 18% based upon $100.00 per share (subject to adjustment for stock splits, stock dividends, reorganizations, reclassifications and similar events) and computed to the date of such redemption. Any redemption of Senior Convertible Preferred Stock pursuant to this paragraph 6G shall be pro rata among the holders of Senior Convertible Preferred Stock at such time, and such redemption shall be pro rata as to the outstanding Senior Convertible Preferred Stock issued in August 1997 and October 1997. Not less than 30 days prior to the date fixed for the redemption of the Senior Convertible Preferred Stock, the Corporation shall send a written notice to the holders of the Senior Convertible Preferred Stock specifying the date and time of the redemption under this paragraph 6G by delivery in person, certified or registered mail, return receipt requested, telecopier or telex. After the giving of any notice of Senior Convertible Preferred Stock redemption pursuant to this paragraph 6G, the holders of shares of Senior Convertible Preferred Stock may not convert such stock into Class B Stock of the Corporation in accordance with the conversion privileges set forth in paragraph 5. As of the date and time fixed for the redemption (unless there has been a default in the payment of the redemption payment pursuant to this paragraph 6G) of shares of Senior Convertible Preferred Stock, the holders of the Senior Convertible Preferred Stock shall cease to be stockholders with respect to such shares and shall have no interest in or claims against the Corporation by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive the moneys payable upon such redemption from the Corporation, upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares represented thereby shall no longer be deemed to be outstanding.

     6H.  Senior Preferred Retirement.  On the earlier of 91 days after the
          ---------------------------
Discount Notes Closing or May 15, 2008 (the "Maturity Date"), the Corporation shall redeem all of the outstanding Senior Convertible Preferred Stock at a price equal to $100.00 per share (subject to adjustment for stock splits, stock dividends, reorganizations, reclassifications or similar events) plus, in the case of each share, accrued unpaid cumulative dividends thereon. Not more than 75 days nor less than 30 days prior to the Maturity Date, the Corporation shall send a written notice to the holders of the Senior Convertible Preferred Stock giving notice of mandatory redemption on the Maturity Date by delivery in person, certified or registered mail, return receipt requested, telecopier or telex. As of the Maturity Date, the holders of shares of outstanding Senior Convertible Preferred Stock may not convert such stock into Class B Stock of the Corporation in accordance with the conversion privileges set forth in paragraph 5; provided, however, nothing in this subparagraph 6H shall impair or in any manner restrict the right of holders of Senior Convertible Preferred Stock to exercise such conversion privileges at any time prior to the Maturity Date.
From and after the close of business on the Maturity Date (unless there has been a default in the payment of the redemption price pursuant to this paragraph 6H), the holders of the outstanding Senior Convertible Preferred Stock shall cease to be stockholders with respect to such shares and shall have no interest in or claims against the Corporation by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive the moneys payable upon such redemption from the Corporation, upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares represented thereby shall no longer be deemed to be outstanding.
Further, if there is a liquidation, dissolution or winding up of the Corporation after the Maturity Date (within the meaning of paragraph 4 of this Article II) and prior to the 12-month anniversary date of the Maturity Date, then each holder of Senior Convertible Preferred Stock as of the retirement date shall be paid upon liquidation, dissolution or winding up an additional amount equal to the amount such holder would have otherwise received upon liquidation, dissolution or winding up of the Corporation if the Senior Convertible Preferred Stock had not been retired on the Maturity Date reduced by the amount such holder has otherwise been paid pursuant to this subparagraph 6H. No provision contained in this subparagraph 6H may be amended, modified or waived without the written consent or affirmative vote of the Required Senior Preferred Holders.

     7.   Restrictions and Limitations.
          ----------------------------

     (a)  Corporate Actions: Amendments to Charter. The Corporation will not
          ----------------------------------------
amend its Certificate of Incorporation or take any other corporate action without the approval by the holders of at least 66.67% of the then outstanding shares of Preferred Stock (calculated on an "as converted" basis), voting or consenting together (separately from any other class or series of capital stock of the Corporation), if such amendment or corporate action would:

          (i) adversely affect or significantly alter the rights (including but not limited to rights to a liquidation preference, dividend rights, voting rights, Board representation rights and conversion rights) of the holders of the Preferred Stock (including any series of Preferred Stock); provided, however, that if such amendment or action would adversely affect or significantly alter such rights of only one of such series of Preferred Stock, then the holders of at least 66.67% of such series (and the Required Senior Preferred Holders with respect to the Senior Convertible Preferred Stock) must approve as aforesaid such amendment or action, voting or consenting separately as a series;

          (ii) create, authorize the creation of or obligate the Corporation to authorize the creation of additional shares of Class A Stock or capital stock senior to or on a parity with any of the Preferred Stock (or, in each case, securities convertible into such shares), or increase the authorized amount of Preferred Stock (or securities convertible into shares of Preferred Stock); or

          (iii) issue or grant any shares of Common Stock or of warrants, options or other rights to purchase or acquire Common Stock except for the issuance of shares of Common Stock upon the conversion of shares of Preferred Stock or Class A Stock pursuant to the terms hereof, the grant of options (and the issuance of Common Stock pursuant to the exercise thereof) to purchase up to 1,153,000 shares pursuant to the 1995 Stock Option Plan of the Company, as amended through the date hereof and the issuance of Common Stock pursuant to the exercise of warrants for up to 262,998 shares of Class B Stock granted or issued in conjunction with the issuance of Senior Convertible Preferred Stock.

     (b)  Additional Limitations.  For so long as 25% of the aggregate number of
          ----------------------
shares of Preferred Stock initially issued remain outstanding, the Corporation will not, without the approval of the holders of at least 66.67% of the then outstanding shares of Preferred Stock (calculated on an "as converted" basis):

          (i) issue any debt securities which are convertible into, exchangeable for or otherwise entitle the holder to receive equity securities of the Corporation, other than securities which are issued in connection with borrowing by the Corporation from banks or other institutional lenders;

          (ii) redeem, purchase or otherwise acquire for value (or pay into or set aside a sinking fund for such purpose) any shares of Common Stock; or

          (iii) merge or consolidate with any other corporation or other entity, if at least a majority of the voting power of the Corporation, or the surviving corporation after such merger or consolidation, as the case may be, would not be owned by the holders of the capital stock of the Corporation before such merger or consolidation.

     8.   Amendments. No provision of the terms of the Preferred Stock may be
          ----------
amended, modified or waived without the written consent or affirmative vote of the holders of at least 66.67% of the then outstanding shares of Preferred Stock (calculated on an "as converted" basis); provided, however, that if such amendment or action would adversely affect or significantly alter such rights of only one of such series of Preferred Stock, then the holders of at least 66.67% of such series shall be entitled to approve as aforesaid such amendment or action, voting or consenting separately as a series (and the Required Senior Preferred Holders with respect to the Senior Convertible Preferred Stock). A separate class vote of the Senior Convertible Preferred Stock shall take into account only the Senior Convertible Preferred Stock held by the Required Senior Preferred Holders.

     SECOND: That the Board of Directors of said Corporation by Unanimous Written Consent resolved that the Corporation amend Article SIXTH of its Certificate of Incorporation as on file with the Secretary of State of Delaware to read in its entirety as set forth below:

     SIXTH. The number of directors of the Corporation shall at any time be eleven (11). Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the Corporation.

     THIRD: That said amendment has been consented to and authorized by all the holders of the issued and outstanding capital stock of the Corporation by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     FOURTH: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Corporation has caused this Certificate of Amendment to be signed by William E. Cordell, its Vice President, and attested by Kathy Glass Broussard, its Secretary, this the 31st day of October, 1997, and by execution hereof does declare and certify that this is the act and deed of the Corporation and the facts herein stated are true.


                                         William E. Cordell
                                 -----------------------------------------
                                 Name:   William E. Cordell
                                        ----------------------------------
                                 Title:  Vice President
                                        ----------------------------------
                                         Kathy Glass
                                 -----------------------------------------
                                 Kathy Glass Broussard,  Secretary